Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2016

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, and Return Ratios	9

Statement of Discontinued Operations	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	12
Early and Late Stage Delinquencies	13
Troubled Debt Restructurings	14

Consolidated Balance Sheets	15

Loans and Leases	16

Deposits	18

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	19

Forward Looking Statements	20

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Earnings Summary
Interest income and other financing income - taxable equivalent	$984	$953	$920	$902	$903
Interest expense - taxable equivalent	74	69	65	63	71
Depreciation expense on operating lease assets	27	28	—	—	—
Net interest income and other financing income - taxable equivalent	883	856	855	839	832
Less: Taxable-equivalent adjustment	21	20	19	19	17
Net interest income and other financing income	862	836	836	820	815
Provision for loan losses	113	69	60	63	49
Net interest income and other financing income after provision for loan losses	749	767	776	757	766
Non-interest income	506	514	497	590	470
Non-interest expense	869	873	895	934	905
Income from continuing operations before income taxes	386	408	378	413	331
Income tax expense	113	120	116	124	95
Income from continuing operations	273	288	262	289	236
Income (loss) from discontinued operations before income taxes	—	(6)	(6)	(6)	(4)
Income tax expense (benefit)	—	(3)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	—	(3)	(4)	(4)	(2)
Net income	$273	$285	$258	$285	$234
Income from continuing operations available to common shareholders	$257	$272	$246	$273	$220
Net income available to common shareholders	$257	$269	$242	$269	$218

Earnings per common share from continuing operations - basic	$0.20	$0.21	$0.19	$0.20	$0.16
Earnings per common share from continuing operations - diluted	0.20	0.21	0.19	0.20	0.16
Earnings per common share - basic	0.20	0.21	0.18	0.20	0.16
Earnings per common share - diluted	0.20	0.21	0.18	0.20	0.16

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$81,606	$81,162	$81,063	$80,149	$78,243
Allowance for loan losses	(1,151)	(1,106)	(1,115)	(1,115)	(1,098)
Assets	125,539	126,050	124,789	121,855	122,447
Deposits	98,154	98,430	97,178	97,075	97,477
Long-term debt	7,851	8,349	7,364	3,602	3,208
Stockholders' equity	17,211	16,844	16,952	16,899	17,051
Average balances—Continuing Operations
Loans, net of unearned income	$81,510	$80,760	$80,615	$79,175	$77,942
Assets	125,960	124,645	122,920	120,875	120,566
Deposits	97,750	97,488	97,166	97,100	95,783
Long-term debt	8,806	7,740	6,112	2,903	3,371
Stockholders' equity	17,086	16,901	16,874	16,950	16,963

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Selected Ratios and Other Information

As of and for Quarter Ended
3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Return on average assets from continuing operations*	0.82%	0.87%	0.79%	0.90%	0.74%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	9.16%	9.61%	8.65%	9.66%	7.91%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	60.6%	63.4%	66.8%	64.5%	64.9%
Common book value per share	$12.86	$12.35	$12.36	$12.06	$12.05
Tangible common book value per share (non-GAAP) (1)	$8.97	$8.52	$8.58	$8.37	$8.39
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.48%	9.13%	9.34%	9.52%	9.59%
Basel III common equity (3)	$11,496	$11,543	$11,438	$11,527	11,477
Basel III common equity Tier 1 ratio (3)	10.9%	10.9%	11.0%	11.3%	11.4%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)	10.7%	10.7%	10.8%	11.1%	11.2%
Tier 1 capital ratio (3)	11.6%	11.7%	11.7%	12.1%	12.2%
Total risk-based capital ratio (3)	13.8%	13.9%	14.0%	14.4%	14.6%
Leverage ratio (3)	10.1%	10.3%	10.4%	10.6%	10.6%
Effective tax rate (4)	29.3%	29.3%	30.7%	30.1%	28.7%
Allowance for loan losses as a percentage of loans, net of unearned income	1.41%	1.36%	1.38%	1.39%	1.40%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.16	x	1.41x	1.41x	1.49x	1.37x
Net interest margin (FTE) from continuing operations*(5)	3.19%	3.08%	3.13%	3.16%	3.18%
Loans, net of unearned income, to total deposits	83.1%	82.5%	83.4%	82.6%	80.3%
Net charge-offs as a percentage of average loans*	0.34%	0.38%	0.30%	0.23%	0.28%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.22%	0.96%	0.97%	0.94%	1.02%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.36%	1.13%	1.14%	1.13%	1.24%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.61%	1.39%	1.40%	1.38%	1.51%
Associate headcount—full-time equivalent	22,855	23,393	23,423	23,155	23,062
ATMs	1,950	1,962	1,966	1,960	1,966

Branch Statistics
Full service	1,525	1,548	1,549	1,549	1,551
Drive-thru/transaction service only	80	79	81	82	82
Total branch outlets	1,605	1,627	1,630	1,631	1,633

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9 and 19.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%. During the third quarter of 2015, approximately $23 million of FDIC insurance assessment adjustments to prior assessments were recorded. Excluding the $23 million, the adjusted efficiency ratio would have been 65.0%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
The first quarter of 2016 includes an income tax benefit related to the conclusion of a state tax examination. The fourth quarter of 2015 reflects the impact of higher than expected income tax benefits related to affordable housing investments. The second quarter of 2015 includes an income tax benefit related to the conclusion of certain state and federal examinations. The first quarter of 2015 includes an income tax benefit related to state deferred tax asset adjustments.

(5)	Excluding the negative impact of the $15 million lease adjustment discussed above, net interest margin would have been 3.13% for the fourth quarter of 2015.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest income, including other financing income on:
Loans, including fees (1)	$768	$741	$748	$728	$725
Securities—taxable	147	140	137	141	145
Loans held for sale	3	4	5	4	3
Trading account securities	3	1	—	1	3
Other earning assets	10	14	11	9	10
Operating lease assets (1)	32	33	—	—	—
Total interest income, including other financing income	963	933	901	883	886
Interest expense on:
Deposits	27	27	27	27	28
Short-term borrowings	—	—	—	1	—
Long-term borrowings	47	42	38	35	43
Total interest expense	74	69	65	63	71
Depreciation expense on operating lease assets (1)	27	28	—	—	—
Total interest expense and depreciation expense on operating lease assets	101	97	65	63	71
Net interest income and other financing income	862	836	836	820	815
Provision for loan losses	113	69	60	63	49
Net interest income and other financing income after provision for loan losses	749	767	776	757	766
Non-interest income:
Service charges on deposit accounts	159	166	167	168	161
Card and ATM fees	95	96	93	90	85
Mortgage income	38	37	39	46	40
Securities gains (losses), net	(5)	11	7	6	5
Other	219	204	191	280	179
Total non-interest income	506	514	497	590	470
Non-interest expense:
Salaries and employee benefits	475	478	470	477	458
Net occupancy expense	86	91	90	89	91
Furniture and equipment expense	78	79	77	76	71
Other	230	225	258	292	285
Total non-interest expense	869	873	895	934	905
Income from continuing operations before income taxes	386	408	378	413	331
Income tax expense	113	120	116	124	95
Income from continuing operations	273	288	262	289	236
Discontinued operations:
Income (loss) from discontinued operations before income taxes	—	(6)	(6)	(6)	(4)
Income tax expense (benefit)	—	(3)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	—	(3)	(4)	(4)	(2)
Net income	$273	$285	$258	$285	$234
Net income from continuing operations available to common shareholders	$257	$272	$246	$273	$220
Net income available to common shareholders	$257	$269	$242	$269	$218
Weighted-average shares outstanding—during quarter:
Basic	1,286	1,301	1,319	1,335	1,346
Diluted	1,291	1,308	1,326	1,346	1,358
Actual shares outstanding—end of quarter	1,275	1,297	1,304	1,331	1,343
Earnings per common share from continuing operations:
Basic	$0.20	$0.21	$0.19	$0.20	$0.16
Diluted	$0.20	$0.21	$0.19	$0.20	$0.16
Earnings per common share:
Basic	$0.20	$0.21	$0.18	$0.20	$0.16
Diluted	$0.20	$0.21	$0.18	$0.20	$0.16
Cash dividends declared per common share	$0.06	$0.06	$0.06	$0.06	$0.05
Taxable-equivalent net interest income and other financing income from continuing operations	$883	$856	$855	$839	$832
_________
(1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/2016			12/31/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$11	$—	—%	$10	$—	—%
Trading account securities	132	3	10.20	138	1	3.71
Securities:
Taxable	24,618	147	2.39	24,325	140	2.28
Tax-exempt	1	—	—	1	—	—
Loans held for sale	362	3	3.30	404	4	4.18
Loans, net of unearned income:
Commercial and industrial (1)	36,103	321	3.56	35,511	290	3.24
Commercial real estate mortgage—owner-occupied	7,512	91	4.79	7,675	97	5.04
Commercial real estate construction—owner-occupied	359	4	4.17	415	5	4.48
Commercial investor real estate mortgage	4,430	34	3.07	4,332	35	3.20
Commercial investor real estate construction	2,591	20	3.11	2,576	19	2.97
Residential first mortgage	12,828	125	3.89	12,753	127	3.93
Home equity	10,956	99	3.63	10,948	96	3.48
Indirect—vehicles	4,056	32	3.18	3,969	32	3.22
Indirect—other consumer	599	10	6.41	523	8	5.71
Consumer credit card	1,050	31	12.01	1,031	30	11.52
Other consumer	1,026	22	8.47	1,027	22	8.50
Total loans, net of unearned income (1)	81,510	789	3.87	80,760	761	3.74
Investment in operating leases, net (1)	825	5	2.71	852	5	2.60
Other earning assets	4,046	10	0.98	3,709	14	1.39
Total earning assets	111,505	957	3.43	110,199	925	3.33
Allowance for loan losses	(1,108)			(1,120)
Cash and due from banks	1,710			1,642
Other non-earning assets	13,853			13,924
	$125,960			$124,645
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,491	3	0.16	$7,245	2	0.12
Interest-bearing checking	21,244	5	0.10	21,052	5	0.08
Money market	26,821	7	0.10	26,627	7	0.10
Time deposits	7,368	12	0.67	7,818	13	0.67
Total interest-bearing deposits (2)	62,924	27	0.18	62,742	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	10	—	—
Other short-term borrowings	8	—	—	3	—	—
Long-term borrowings	8,806	47	2.13	7,740	42	2.19
Total interest-bearing liabilities	71,738	74	0.42	70,495	69	0.39
Non-interest-bearing deposits (2)	34,826	—	—	34,746	—	—
Total funding sources	106,564	74	0.28	105,241	69	0.26
Net interest spread			3.01			2.94
Other liabilities	2,310			2,503
Stockholders’ equity	17,086			16,901
	$125,960			$124,645
Net interest income and other financing income/margin FTE basis (1)		$883	3.19%		$856	3.08%
_______
(1) During the fourth quarter of 2015, Regions corrected the accounting for approximately $852 million of average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. Net interest margin, excluding the negative impact of the $15 million lease adjustment recorded in the fourth quarter of 2015 would have been 3.13%.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for both quarters ended March 31, 2016 and December 31, 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	9/30/2015			6/30/2015			3/31/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$3	$—	—%	$2	$—	—%	$21	$—	—%
Trading account securities	111	—	—	112	1	1.06	104	3	12.91
Securities:
Taxable	23,912	137	2.28	24,114	142	2.35	24,170	145	2.43
Tax-exempt	1	—	—	2	—	—	2	—	—
Loans held for sale	492	5	3.58	463	4	3.44	406	3	3.46
Loans, net of unearned income:
Commercial and industrial	35,647	302	3.37	34,480	291	3.38	33,418	287	3.48
Commercial real estate mortgage—owner-occupied	7,768	99	5.04	7,921	97	4.89	8,143	98	4.90
Commercial real estate construction—owner-occupied	443	5	4.31	430	5	4.25	422	4	4.22
Commercial investor real estate mortgage	4,441	35	3.14	4,549	36	3.15	4,629	36	3.15
Commercial investor real estate construction	2,455	18	2.96	2,416	18	3.00	2,236	17	3.04
Residential first mortgage	12,649	123	3.86	12,471	121	3.91	12,330	121	3.97
Home equity	10,902	96	3.51	10,867	96	3.55	10,885	97	3.61
Indirect—vehicles	3,863	31	3.23	3,768	31	3.29	3,708	31	3.37
Indirect—other consumer	439	6	5.44	328	4	4.83	237	2	3.96
Consumer credit card	1,004	30	11.57	975	27	11.23	977	28	11.73
Other consumer	1,004	22	8.61	970	21	8.63	957	21	8.81
Total loans, net of unearned income	80,615	767	3.78	79,175	747	3.78	77,942	742	3.86
Investment in operating leases, net	—	—	—	—	—	—	—	—	—
Other earning assets	3,441	11	1.21	2,659	8	1.44	3,486	10	1.11
Total earning assets	108,575	920	3.36	106,527	902	3.40	106,131	903	3.45
Allowance for loan losses	(1,111)			(1,097)			(1,098)
Cash and due from banks	1,687			1,706			1,773
Other non-earning assets	13,769			13,739			13,760
	$122,920			$120,875			$120,566
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,182	2	0.13	$7,165	3	0.12	$6,878	2	0.14
Interest-bearing checking	20,992	4	0.08	21,494	4	0.08	21,769	5	0.09
Money market	26,793	7	0.10	26,483	7	0.11	26,381	7	0.11
Time deposits	8,110	14	0.67	8,250	13	0.67	8,500	14	0.65
Total interest-bearing deposits (1)	63,077	27	0.17	63,392	27	0.17	63,528	28	0.18
Federal funds purchased and securities sold under agreements to repurchase	46	—	—	637	—	—	1,685	—	—
Other short-term borrowings	250	—	—	942	1	0.21	161	—	—
Long-term borrowings	6,112	38	2.45	2,903	35	4.83	3,371	43	5.20
Total interest-bearing liabilities	69,485	65	0.37	67,874	63	0.37	68,745	71	0.42
Non-interest-bearing deposits (2)	34,089	—	—	33,708	—	—	32,255	—	—
Total funding sources	103,574	65	0.25	101,582	63	0.25	101,000	71	0.29
Net interest spread			2.99			3.03			3.03
Other liabilities	2,472			2,343			2,603
Stockholders’ equity	16,874			16,950			16,963
	$122,920			$120,875			$120,566
Net interest income and other financing income/margin FTE basis		$855	3.13%		$839	3.16%		$832	3.18%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11%, 0.11% and 0.12% for each of the quarters ended September 31, 2015, June 30, 2015, and March 31, 2015, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Net income from continuing operations available to common shareholders (GAAP)	$257	$272	$246	$273	$220	$(15)	(5.5)%	$37	16.8%
Preferred dividends (GAAP)	16	16	16	16	16	—	—%	—	—%
Income tax expense (GAAP)	113	120	116	124	95	(7)	(5.8)%	18	18.9%
Income from continuing operations before income taxes (GAAP)	386	408	378	413	331	(22)	(5.4)%	55	16.6%
Provision for loan losses (GAAP)	113	69	60	63	49	44	63.8%	64	130.6%
Pre-tax pre-provision income from continuing operations (non-GAAP)	499	477	438	476	380	22	4.6%	119	31.3%
Other adjustments:
Securities (gains) losses, net	5	(11)	(7)	(6)	(5)	16	(145.5)%	10	(200.0)%
Insurance proceeds (1)	(3)	(1)	—	(90)	—	(2)	200.0%	(3)	NM
Leveraged lease termination gains, net	—	—	(6)	—	(2)	—	NM	2	(100.0)%
Salaries and employee benefits—severance charges	12	6	—	—	—	6	100.0%	12	NM
Professional, legal and regulatory expenses (2)	—	—	—	48	—	—	NM	—	NM
Branch consolidation, property and equipment charges (3)	14	6	1	27	22	8	133.3%	(8)	(36.4)%
Loss on early extinguishment of debt	—	—	—	—	43	—	NM	(43)	(100.0)%
Total other adjustments	28	—	(12)	(21)	58	28	NM	(30)	(51.7)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$527	$477	$426	$455	$438	$50	10.5%	$89	20.3%

NM - Not Meaningful

(1)	Insurance proceeds recognized in all periods presented are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(2)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(3)	Charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Service charges on deposit accounts	$159	$166	$167	$168	$161	$(7)	(4.2)%	$(2)	(1.2)%
Card and ATM fees	95	96	93	90	85	(1)	(1.0)%	10	11.8%
Investment management and trust fee income	50	51	49	51	51	(1)	(2.0)%	(1)	(2.0)%
Mortgage income	38	37	39	46	40	1	2.7%	(2)	(5.0)%
Insurance commissions and fees	40	34	38	33	35	6	17.6%	5	14.3%
Capital markets fee income and other (1)	41	28	29	27	20	13	46.4%	21	105.0%
Insurance proceeds	3	1	—	90	—	2	200.0%	3	NM
Commercial credit fee income	19	19	20	21	16	—	—%	3	18.8%
Bank-owned life insurance	33	19	17	18	20	14	73.7%	13	65.0%
Investment services fee income	16	15	15	13	12	1	6.7%	4	33.3%
Securities gains (losses), net	(5)	11	7	6	5	(16)	(145.5)%	(10)	(200.0)%
Net revenue from affordable housing	11	14	2	6	2	(3)	(21.4)%	9	450.0%
Other	6	23	21	21	23	(17)	(73.9)%	(17)	(73.9)%
Total non-interest income from continuing operations	$506	$514	$497	$590	$470	$(8)	(1.6)%	$36	7.7%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Production and sales	$27	$23	$30	$31	$27	$4	17.4%	$—	—%
Loan servicing	20	20	20	20	21	—	—%	(1)	(4.8)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(36)	12	(25)	28	(17)	(48)	(400.0)%	(19)	111.8%
MSRs hedge gain (loss)	35	(9)	25	(22)	17	44	(488.9)%	18	105.9%
MSRs change due to payment decay	(8)	(9)	(11)	(11)	(8)	1	(11.1)%	—	—%
MSR and related hedge impact	(9)	(6)	(11)	(5)	(8)	(3)	50.0%	(1)	12.5%
Total mortgage income	$38	$37	$39	$46	$40	$1	2.7%	$(2)	(5.0)%

Mortgage production - purchased	$756	$852	$1,057	$1,097	$743	$(96)	(11.3)%	$13	1.7%
Mortgage production - refinanced	355	338	364	505	527	17	5.0%	(172)	(32.6)%
Total mortgage production (2)	$1,111	$1,190	$1,421	$1,602	$1,270	$(79)	(6.6)%	$(159)	(12.5)%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Investment management and trust fee income	$50	$51	$49	$51	$51	$(1)	(2.0)%	$(1)	(2.0)%
Insurance commissions and fees	40	34	38	33	35	6	17.6%	5	14.3%
Investment services fee income	16	15	15	13	12	1	6.7%	4	33.3%
Total wealth management income (3)	$106	$100	$102	$97	$98	$6	6.0%	$8	8.2%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a private, middle-market mergers and acquisitions advisory firm headquartered in Charlotte, North Carolina.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Service charges on deposit accounts decreased compared to the fourth quarter of 2015 primarily due to posting order changes that went into effect in early November of 2015 as well as seasonality, partially offset by checking account growth.

•
Total wealth management income increased compared to the fourth quarter of 2015 primarily due to seasonal increases in insurance combined with recent insurance related acquisitions and increased investment services fee income; partially offset by lower investment management fees.

•
Capital markets and other income increased compared to the fourth quarter of 2015 primarily driven by revenue contributions from the recently expanded mergers and acquisition advisory services group, fees generated from placement of permanent financing for real estate customers, as well as syndicated loan transactions.

•	Bank-owned life insurance increased compared to the fourth quarter of 2015 primarily due to claims benefits as well as a gain on exchange of policies.

•	Securities gains (losses) decreased compared to the fourth quarter of 2015 as the Company reduced its energy exposure in its investment portfolio.

•
Other non-interest income decreased compared to the fourth quarter of 2015 and included a reduction to revenue of $12 million reflecting a market value decline related to assets held for certain employment benefits, which is offset in salaries and benefits expense.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Salaries and employee benefits	$475	$478	$470	$477	$458	$(3)	(0.6)%	$17	3.7%
Net occupancy expense	86	91	90	89	91	(5)	(5.5)%	(5)	(5.5)%
Furniture and equipment expense	78	79	77	76	71	(1)	(1.3)%	7	9.9%
Outside services	36	40	38	40	31	(4)	(10.0)%	5	16.1%
Marketing	25	23	24	25	26	2	8.7%	(1)	(3.8)%
Professional, legal and regulatory expenses	13	22	25	71	19	(9)	(40.9)%	(6)	(31.6)%
FDIC insurance assessments	25	22	46	15	22	3	13.6%	3	13.6%
Credit/checkcard expenses	13	13	15	13	13	—	NM	—	NM
Branch consolidation, property and equipment charges	14	6	1	27	22	8	133.3%	(8)	(36.4)%
Loss on early extinguishment of debt	—	—	—	—	43	—	NM	(43)	(100.0)%
Other	104	99	109	101	109	5	5.1%	(5)	(4.6)%
Total non-interest expense from continuing operations	$869	$873	$895	$934	$905	$(4)	(0.5)%	$(36)	(4.0)%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits decreased compared to the fourth quarter of 2015. The decrease for the quarter was primarily due to a 2 percent decrease in staffing and the benefit from lower expenses associated with liabilities held for employee benefit purposes; partially offset by seasonal increases in payroll taxes and a net $6 million increase in severance related expenses.

•	Professional, legal, and regulatory expenses decreased compared to the fourth quarter of 2015 primarily due to a favorable legal settlement of $7 million.

•
Branch consolidation, property and equipment charges in the first quarter of 2016 and the first and fourth quarters of 2015 include costs related to branch consolidations as well as occupancy optimization initiatives. The second quarter of 2015 charges resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The following table also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$869	$873	$895	$934	$905	$(4)	(0.5)%	$(36)	(4.0)%
Adjustments:
Professional, legal and regulatory expenses (1)		—	—	—	(48)	—	—	NM	—	NM
Branch consolidation, property and equipment charges(1)		(14)	(6)	(1)	(27)	(22)	(8)	133.3%	8	(36.4)%
Loss on early extinguishment of debt		—	—	—	—	(43)	—	NM	43	(100.0)%
Salary and employee benefits—severance charges		(12)	(6)	—	—	—	(6)	100.0%	(12)	NM
Adjusted non-interest expense (non-GAAP)	A	$843	$861	$894	$859	$840	$(18)	(2.1)%	$3	0.4%
Net interest income and other financing income (GAAP)		$862	$836	$836	$820	$815	$26	3.1%	$47	5.8%
Taxable-equivalent adjustment		21	20	19	19	17	1	5.0%	4	23.5%
Net interest income and other financing income, taxable-equivalent basis	B	$883	$856	$855	$839	$832	$27	3.2%	$51	6.1%
Non-interest income (GAAP)	C	$506	$514	$497	$590	$470	$(8)	(1.6)%	$36	7.7%
Adjustments:
Securities (gains) losses, net		5	(11)	(7)	(6)	(5)	16	(145.5)%	10	(200.0)%
Insurance proceeds (1)		(3)	(1)	—	(90)	—	(2)	200.0%	(3)	NM
Leveraged lease termination gains, net		—	—	(6)	—	(2)	—	NM	2	(100.0)%
Adjusted non-interest income (non-GAAP)	D	$508	$502	$484	$494	$463	$6	1.2%	$45	9.7%
Total revenue, taxable-equivalent basis	B+C	$1,389	$1,370	$1,352	$1,429	$1,302	$19	1.4%	$87	6.7%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,391	$1,358	$1,339	$1,333	$1,295	$33	2.4%	$96	7.4%
Adjusted efficiency ratio (non-GAAP) (2)(3)	A/E	60.6%	63.4%	66.8%	64.5%	64.9%
Adjusted fee income ratio (non-GAAP)	D/E	36.5%	37.0%	36.2%	37.0%	35.7%

		Quarter Ended
($ amounts in millions)		3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	F	$257	$269	$242	$269	$218
Average stockholders' equity (GAAP)		$17,086	$16,889	$16,866	$16,946	$16,963
Less:
Average intangible assets (GAAP)		5,131	5,132	5,089	5,083	5,089
Average deferred tax liability related to intangibles (GAAP)		(165)	(167)	(169)	(171)	(172)
Average preferred stock (GAAP)		820	822	838	856	878
Average tangible common stockholders' equity (non-GAAP)	G	$11,300	$11,102	$11,108	$11,178	$11,168
Return on average tangible common stockholders' equity (non-GAAP)*	F/G	9.16%	9.61%	8.65%	9.66%	7.91%
________
*Annualized
NM - Not Meaningful

(1)	See page 6 for additional information regarding these adjustments.

(2)	Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(3)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million adjustment, the adjusted efficiency ratio would have been 62.7%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following tables represent the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Non-interest expense:
Professional and legal expenses	$—	$5	$7	$5	$4
Other	—	1	(1)	1	—
Total non-interest expense	—	6	6	6	4
Income (loss) from discontinued operations before income tax	—	(6)	(6)	(6)	(4)
Income tax expense (benefit)	—	(3)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	$—	$(3)	$(4)	$(4)	$(2)
Weighted-average shares outstanding—during quarter (1):
Basic	1,286	1,301	1,319	1,335	1,346
Diluted	1,291	1,301	1,319	1,335	1,346
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$0.00	$(0.00)	$(0.00)	$(0.00)	$(0.00)

_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Components:
Allowance for loan losses (ALL)	$1,151	$1,106	$1,115	$1,115	$1,098
Reserve for unfunded credit commitments	53	52	64	64	66
Allowance for credit losses (ACL)	$1,204	$1,158	$1,179	$1,179	$1,164

Provision for loan losses	$113	$69	$60	$63	$49
Provision (credit) for unfunded credit losses	1	(12)	—	(2)	1

Net loans charged-off:
Commercial and industrial	18	43	16	4	16
Commercial real estate mortgage—owner-occupied	3	1	3	3	1
Commercial real estate construction—owner-occupied	1	—	—	—	—
Total commercial	22	44	19	7	17
Commercial investor real estate mortgage	(3)	(2)	(2)	1	2
Commercial investor real estate construction	(1)	(7)	—	(2)	(2)
Total investor real estate	(4)	(9)	(2)	(1)	—
Residential first mortgage	3	5	6	4	3
Home equity—first lien	5	2	4	5	3
Home equity—second lien	9	5	7	7	7
Indirect—vehicles	8	9	6	5	6
Indirect—other consumer	3	—	—	—	—
Consumer credit card	9	8	7	8	8
Other consumer	13	14	13	11	10
Total consumer	50	43	43	40	37
Total	$68	$78	$60	$46	$54
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.20%	0.48%	0.18%	0.04%	0.20%
Commercial real estate mortgage—owner-occupied	0.19%	0.08%	0.14%	0.14%	0.05%
Commercial real estate construction—owner-occupied	0.73%	(0.13)%	(0.09)%	(0.03)%	(0.03)%
Total commercial	0.20%	0.40%	0.17%	0.06%	0.17%
Commercial investor real estate mortgage	(0.23)%	(0.22)%	(0.17)%	0.09%	0.17%
Commercial investor real estate construction	(0.15)%	(1.00)%	(0.15)%	(0.23)%	(0.40)%
Total investor real estate	(0.20)%	(0.51)%	(0.16)%	(0.02)%	(0.01)%
Residential first mortgage	0.11%	0.16%	0.17%	0.15%	0.10%
Home equity—first lien	0.29%	0.11%	0.24%	0.30%	0.19%
Home equity—second lien	0.86%	0.47%	0.62%	0.67%	0.58%
Indirect—vehicles	0.79%	0.83%	0.68%	0.50%	0.69%
Indirect—other consumer	1.79%	—%	—%	—%	—%
Consumer credit card	3.31%	3.14%	3.01%	3.13%	3.43%
Other consumer	5.02%	5.25%	5.37%	4.27%	4.43%
Total consumer	0.65%	0.55%	0.59%	0.54%	0.53%
Total	0.34%	0.38%	0.30%	0.23%	0.28%
Non-accrual loans, excluding loans held for sale	$993	$782	$789	$751	$800
Non-performing loans held for sale	22	38	26	26	32
Non-accrual loans, including loans held for sale	1,015	820	815	777	832
Foreclosed properties	97	100	111	134	138
Non-performing assets (NPAs)	$1,112	$920	$926	$911	$970
Loans past due > 90 days (1)	$201	$213	$210	$197	$211
Accruing restructured loans not included in categories above (2)	$993	$1,039	$1,046	$1,150	$1,220
Credit Ratios:
ACL/Loans, net	1.48%	1.43%	1.45%	1.47%	1.49%
ALL/Loans, net	1.41%	1.36%	1.38%	1.39%	1.40%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.16x	1.41x	1.41x	1.49x	1.37x
Non-accrual loans, excluding loans held for sale/Loans, net	1.22%	0.96%	0.97%	0.94%	1.02%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.36%	1.13%	1.14%	1.13%	1.24%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.61%	1.39%	1.40%	1.38%	1.51%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(2)	See page 14 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
Commercial and industrial	$556	1.53%	$325	0.91%	$350	0.97%	$297	0.84%	$298	0.89%
Commercial real estate mortgage—owner-occupied	254	3.44%	268	3.55%	233	3.01%	203	2.60%	216	2.68%
Commercial real estate construction—owner-occupied	2	0.68%	2	0.50%	3	0.81%	4	0.96%	3	0.63%
Total commercial	812	1.85%	595	1.36%	586	1.33%	504	1.16%	517	1.23%
Commercial investor real estate mortgage	28	0.62%	31	0.73%	39	0.89%	63	1.38%	85	1.89%
Commercial investor real estate construction	—	—%	—	—%	1	0.02%	2	0.08%	—	0.01%
Total investor real estate	28	0.39%	31	0.45%	40	0.57%	65	0.93%	85	1.23%
Residential first mortgage	54	0.42%	63	0.49%	67	0.53%	86	0.68%	101	0.81%
Home equity	99	0.90%	93	0.84%	96	0.88%	96	0.88%	97	0.90%
Total consumer	153	0.50%	156	0.51%	163	0.54%	182	0.61%	198	0.68%
Total non-accrual loans	$993	1.22%	$782	0.96%	$789	0.97%	$751	0.94%	$800	1.02%

Criticized and Classified Loans—Business Services (1)(2)

	As of
						3/31/2016		3/31/2016
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	vs. 12/31/2015		vs. 3/31/2015
Accruing classified	$1,800	$1,311	$1,212	$1,218	$1,125	$489	37.3%	$675	60.0%
Non-accruing classified	840	626	626	569	602	214	34.2%	238	39.5%
Total classified	2,640	1,937	1,838	1,787	1,727	703	36.3%	913	52.9%

Special mention	985	1,434	1,416	1,163	1,097	(449)	(31.3)%	(112)	(10.2)%
Total criticized	$3,625	$3,371	$3,254	$2,950	$2,824	$254	7.5%	$801	28.4%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)
Beginning primarily in the third quarter of 2015, low oil prices began to drive the migration of a number of large energy credits into criticized (primarily in the exploration and production and oil field services sectors). Continued low oil prices prompted further migration of some of those credits into accruing classified and non-accruing classified during the first quarter of 2016.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 3/31/2016
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2016	$20	0.26%	$38	0.49%	$58
2017	4	0.05%	10	0.13%	14
2018	13	0.17%	20	0.26%	33
2019	89	1.16%	79	1.02%	168
2020	181	2.35%	139	1.81%	320
2021-2025	1,548	20.11%	1,519	19.74%	3,067
2026-2030	2,011	26.14%	2,023	26.29%	4,034
Thereafter	—	—%	1	0.02%	1
Total	$3,866	50.24%	$3,829	49.76%	$7,695

(3)
The balance of Regions' home equity portfolio was $10,914 million at March 31, 2016 consisting of $7,695 million of home equity lines of credit and $3,219 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
Commercial and industrial	$24	0.07%	$17	0.05%	$16	0.05%	$23	0.06%	$27	0.08%
Commercial real estate mortgage—owner-occupied	34	0.46%	31	0.42%	41	0.53%	38	0.49%	30	0.37%
Commercial real estate construction—owner-occupied	1	0.18%	1	0.29%	1	0.18%	—	0.10%	—	—%
Total commercial	59	0.13%	49	0.11%	58	0.13%	61	0.14%	57	0.13%
Commercial investor real estate mortgage	21	0.47%	27	0.63%	24	0.54%	18	0.39%	9	0.19%
Commercial investor real estate construction	3	0.12%	2	0.06%	1	0.02%	—	0.01%	4	0.17%
Total investor real estate	24	0.34%	29	0.41%	25	0.35%	18	0.26%	13	0.18%
Residential first mortgage—non-guaranteed (1)	108	0.86%	122	0.98%	116	0.94%	124	1.02%	109	0.91%
Home equity	75	0.68%	84	0.76%	98	0.89%	84	0.77%	101	0.93%
Indirect—vehicles	49	1.20%	63	1.59%	52	1.33%	46	1.21%	41	1.10%
Indirect—other consumer	3	0.50%	3	0.57%	2	0.33%	1	0.14%	—	—%
Consumer credit card	11	1.08%	12	1.08%	11	1.13%	10	1.02%	11	1.14%
Other consumer	12	1.20%	15	1.44%	14	1.41%	14	1.42%	12	0.99%
Total consumer (1)	258	0.85%	299	0.99%	293	0.99%	279	0.95%	274	0.95%
Total accruing 30-89 days past due loans (1)	$341	0.42%	$377	0.47%	$376	0.47%	$358	0.45%	$344	0.44%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
Commercial and industrial	$3	0.01%	$9	0.02%	$7	0.02%	$3	0.01%	$4	0.01%
Commercial real estate mortgage—owner-occupied	3	0.04%	3	0.03%	6	0.08%	2	0.02%	7	0.09%
Total commercial	6	0.02%	12	0.03%	13	0.03%	5	0.01%	11	0.03%
Commercial investor real estate mortgage	2	0.04%	4	0.10%	2	0.05%	1	0.01%	2	0.05%
Commercial investor real estate construction	8	0.30%	—	—%	—	—%	—	—%	—	—%
Total investor real estate	10	0.14%	4	0.06%	2	0.03%	1	0.01%	2	0.03%
Residential first mortgage—non-guaranteed (2)	115	0.92%	113	0.91%	121	0.98%	109	0.89%	109	0.90%
Home equity	45	0.42%	59	0.54%	51	0.47%	61	0.55%	67	0.62%
Indirect—vehicles	8	0.20%	9	0.22%	8	0.20%	6	0.18%	6	0.16%
Consumer credit card	12	1.10%	12	1.12%	11	1.07%	11	1.10%	12	1.25%
Other consumer	5	0.42%	4	0.37%	4	0.40%	4	0.37%	4	0.31%
Total consumer (2)	185	0.61%	197	0.66%	195	0.66%	191	0.65%	198	0.69%
Total accruing 90+ days past due loans (2)	$201	0.25%	$213	0.26%	$210	0.26%	$197	0.25%	$211	0.27%

Total delinquencies (1) (2)	$542	0.67%	$590	0.73%	$586	0.73%	$555	0.70%	$555	0.71%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $19 million at 3/31/2016, $26 million at 12/31/2015, $23 million at 9/30/2015, $23 million at 6/30/2015, and $18 million at 3/31/2015.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $105 million at 3/31/2016, $107 million at 12/31/2015, $110 million at 9/30/2015, $103 million at 6/30/2015, and $116 million at 3/31/2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Current:
Commercial	$136	$135	$147	$202	$244
Investor real estate	103	149	145	194	227
Residential first mortgage	345	341	334	328	333
Home equity	301	306	309	317	316
Consumer credit card	2	2	2	2	2
Other consumer	12	12	13	14	15
Total current	899	945	950	1,057	1,137
Accruing 30-89 DPD:
Commercial	10	11	12	16	5
Investor real estate	16	8	6	5	7
Residential first mortgage	52	57	58	53	49
Home equity	15	17	19	18	21
Other consumer	1	1	1	1	1
Total accruing 30-89 DPD	94	94	96	93	83
Total accruing and <90 DPD	993	1,039	1,046	1,150	1,220
Non-accrual or 90+ DPD:
Commercial	149	135	118	93	104
Investor real estate	27	22	25	31	42
Residential first mortgage	80	81	88	90	96
Home equity	19	18	21	22	24
Total non-accrual or 90+DPD	275	256	252	236	266
Total TDRs - Loans	$1,268	$1,295	$1,298	$1,386	$1,486
TDRs - Held For Sale	8	8	14	18	19
Total TDRs	$1,276	$1,303	$1,312	$1,404	$1,505

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Total commercial TDRs	$295	$281	$277	$311	$353
Total investor real estate TDRs	146	179	176	230	276
Total consumer TDRs	827	835	845	845	857
Total TDRs - Loans	$1,268	$1,295	$1,298	$1,386	$1,486

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets:
Cash and due from banks	$1,708	$1,382	$1,726	$1,661	$1,737
Interest-bearing deposits in other banks	2,682	3,932	3,217	2,094	4,224
Federal funds sold and securities purchased under agreements to resell	—	—	65	—	65
Trading account securities	110	143	106	110	107
Securities held to maturity	1,901	1,946	2,001	2,067	2,129
Securities available for sale	23,095	22,710	22,034	22,045	22,375
Loans held for sale	351	448	453	511	491
Loans, net of unearned income (1)	81,606	81,162	81,063	80,149	78,243
Allowance for loan losses	(1,151)	(1,106)	(1,115)	(1,115)	(1,098)
Net loans	80,455	80,056	79,948	79,034	77,145
Other earning assets (1)	1,574	1,652	773	697	587
Premises and equipment, net	2,134	2,152	2,122	2,147	2,174
Interest receivable	314	319	316	305	313
Goodwill	4,878	4,878	4,831	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	239	252	241	268	239
Other identifiable intangible assets	246	259	263	268	272
Other assets	5,852	5,921	6,693	5,832	5,773
Total assets	$125,539	$126,050	$124,789	$121,855	$122,447
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$35,153	$34,862	$34,117	$33,810	$33,553
Interest-bearing	63,001	63,568	63,061	63,265	63,924
Total deposits	98,154	98,430	97,178	97,075	97,477
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	96	2,085
Other short-term borrowings	—	10	—	1,750	—
Total short-term borrowings	—	10	—	1,846	2,085
Long-term borrowings	7,851	8,349	7,364	3,602	3,208
Total borrowed funds	7,851	8,359	7,364	5,448	5,293
Other liabilities	2,323	2,417	3,295	2,433	2,626
Total liabilities	108,328	109,206	107,837	104,956	105,396
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	836	852	868
Common stock	13	13	13	14	14
Additional paid-in capital	17,716	17,883	18,019	18,355	18,604
Retained earnings (deficit)	62	(115)	(400)	(658)	(943)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(23)	(380)	(139)	(287)	(115)
Total stockholders’ equity	17,211	16,844	16,952	16,899	17,051
Total liabilities and stockholders’ equity	$125,539	$126,050	$124,789	$121,855	$122,447

(1)
During the fourth quarter of 2015, certain capital leases, for which Regions is the lessor, were determined to be operating leases resulting in their reclassification out of loans into other earning assets. These lease balances were $834 million at December 31, 2015 and $803 million at March 31, 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Loans and Leases

	As of
						3/31/2016		3/31/2016
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	vs. 12/31/2015		vs. 3/31/2015
Commercial and industrial	$36,200	$35,821	$35,906	$35,347	$33,681	$379	1.1%	$2,519	7.5%
Commercial real estate mortgage—owner-occupied	7,385	7,538	7,741	7,797	8,043	(153)	(2.0)%	(658)	(8.2)%
Commercial real estate construction—owner-occupied	346	423	406	448	437	(77)	(18.2)%	(91)	(20.8)%
Total commercial	43,931	43,782	44,053	43,592	42,161	149	0.3%	1,770	4.2%
Commercial investor real estate mortgage	4,516	4,255	4,386	4,509	4,499	261	6.1%	17	0.4%
Commercial investor real estate construction	2,554	2,692	2,525	2,419	2,422	(138)	(5.1)%	132	5.5%
Total investor real estate	7,070	6,947	6,911	6,928	6,921	123	1.8%	149	2.2%
Total business	51,001	50,729	50,964	50,520	49,082	272	0.5%	1,919	3.9%
Residential first mortgage	12,895	12,811	12,730	12,589	12,418	84	0.7%	477	3.8%
Home equity—first lien	6,723	6,696	6,577	6,424	6,261	27	0.4%	462	7.4%
Home equity—second lien	4,191	4,282	4,370	4,475	4,593	(91)	(2.1)%	(402)	(8.8)%
Indirect—vehicles	4,072	3,984	3,895	3,782	3,701	88	2.2%	371	10.0%
Indirect—other consumer	652	545	490	383	272	107	19.6%	380	139.7%
Consumer credit card	1,045	1,075	1,016	992	966	(30)	(2.8)%	79	8.2%
Other consumer	1,027	1,040	1,021	984	950	(13)	(1.3)%	77	8.1%
Total consumer	30,605	30,433	30,099	29,629	29,161	172	0.6%	1,444	5.0%
Total Loans	$81,606	$81,162	$81,063	$80,149	$78,243	$444	0.5%	$3,363	4.3%
Operating leases previously reported as capital leases	803	834	—	—	—	NM	NM	803	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$82,409	$81,996	$81,063	$80,149	$78,243	NM	NM	$4,166	5.3%

	Average Balances
($ amounts in millions)	1Q16	4Q15	3Q15	2Q15	1Q15	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Commercial and industrial	$36,103	$35,511	$35,647	$34,480	$33,418	$592	1.7%	$2,685	8.0%
Commercial real estate mortgage—owner-occupied	7,512	7,675	7,768	7,921	8,143	(163)	(2.1)%	(631)	(7.7)%
Commercial real estate construction—owner-occupied	359	415	443	430	422	(56)	(13.5)%	(63)	(14.9)%
Total commercial	43,974	43,601	43,858	42,831	41,983	373	0.9%	1,991	4.7%
Commercial investor real estate mortgage	4,430	4,332	4,441	4,549	4,629	98	2.3%	(199)	(4.3)%
Commercial investor real estate construction	2,591	2,576	2,455	2,416	2,236	15	0.6%	355	15.9%
Total investor real estate	7,021	6,908	6,896	6,965	6,865	113	1.6%	156	2.3%
Total business	50,995	50,509	50,754	49,796	48,848	486	1.0%	2,147	4.4%
Residential first mortgage	12,828	12,753	12,649	12,471	12,330	75	0.6%	498	4.0%
Home equity—first lien	6,725	6,643	6,510	6,355	6,234	82	1.2%	491	7.9%
Home equity—second lien	4,231	4,305	4,392	4,512	4,651	(74)	(1.7)%	(420)	(9.0)%
Indirect—vehicles	4,056	3,969	3,863	3,768	3,708	87	2.2%	348	9.4%
Indirect—other consumer	599	523	439	328	237	76	14.5%	362	152.7%
Consumer credit card	1,050	1,031	1,004	975	977	19	1.8%	73	7.5%
Other consumer	1,026	1,027	1,004	970	957	(1)	(0.1)%	69	7.2%
Total consumer	30,515	30,251	29,861	29,379	29,094	264	0.9%	1,421	4.9%
Total Loans	$81,510	$80,760	$80,615	$79,175	$77,942	$750	0.9%	$3,568	4.6%
Operating leases previously reported as capital leases	825	852	—	—	—	NM	NM	825	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$82,335	$81,612	$80,615	$79,175	$77,942	NM	NM	$4,393	5.6%

NM - Not Meaningful
(1) Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. All of these leases were previously included in the commercial and industrial loan category.
Beginning in 2016, the linked quarter growth rates do not require an adjustment for operating leases because these leases are excluded from total loans in both periods.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Loans and Leases (Continued)
End of Period Loan Portfolio Balances by Percentage	As of
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Commercial and industrial	44.4%	44.1%	44.3%	44.1%	43.0%
Commercial real estate mortgage—owner-occupied	9.0%	9.3%	9.5%	9.7%	10.3%
Commercial real estate construction—owner-occupied	0.4%	0.5%	0.5%	0.6%	0.6%
Total commercial	53.8%	53.9%	54.3%	54.4%	53.9%
Commercial investor real estate mortgage	5.6%	5.3%	5.4%	5.6%	5.7%
Commercial investor real estate construction	3.1%	3.3%	3.1%	3.0%	3.1%
Total investor real estate	8.7%	8.6%	8.5%	8.6%	8.8%
Total business	62.5%	62.5%	62.8%	63.0%	62.7%
Residential first mortgage	15.8%	15.8%	15.7%	15.7%	15.9%
Home equity—first lien	8.2%	8.2%	8.1%	8.0%	8.0%
Home equity—second lien	5.1%	5.3%	5.4%	5.6%	5.9%
Indirect—vehicles	5.0%	4.9%	4.8%	4.7%	4.7%
Indirect—other consumer	0.8%	0.7%	0.6%	0.5%	0.4%
Consumer credit card	1.3%	1.3%	1.3%	1.3%	1.2%
Other consumer	1.3%	1.3%	1.3%	1.2%	1.2%
Total consumer	37.5%	37.5%	37.2%	37.0%	37.3%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Deposits

	As of
						3/31/2016		3/31/2016
($ amounts in millions)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	vs. 12/31/2015		vs. 3/31/2015
Customer Deposits
Interest-free deposits	$35,153	$34,862	$34,117	$33,810	$33,553	$291	0.8%	$1,600	4.8%
Interest-bearing checking	21,172	21,902	21,096	21,315	21,780	(730)	(3.3)%	(608)	(2.8)%
Savings	7,768	7,287	7,184	7,157	7,146	481	6.6%	622	8.7%
Money market—domestic	26,607	26,468	26,541	26,417	26,371	139	0.5%	236	0.9%
Money market—foreign	270	243	256	258	238	27	11.1%	32	13.4%
Low-cost deposits	90,970	90,762	89,194	88,957	89,088	208	0.2%	1,882	2.1%
Time deposits	7,161	7,468	7,784	8,118	8,389	(307)	(4.1)%	(1,228)	(14.6)%
Total Customer Deposits	98,131	98,230	96,978	97,075	97,477	(99)	(0.1)%	654	0.7%
Corporate Treasury Deposits
Time deposits	23	200	200	—	—	(177)	(88.5)%	23	NM
Total Deposits	$98,154	$98,430	$97,178	$97,075	$97,477	$(276)	(0.3)%	$677	0.7%

	Average Balances
($ amounts in millions)	1Q16	4Q15	3Q15	2Q15	1Q15	1Q16 vs. 4Q15		1Q16 vs. 1Q15
Customer Deposits
Interest-free deposits	$34,826	$34,746	$34,089	$33,708	$32,255	$80	0.2%	$2,571	8.0%
Interest-bearing checking	21,244	21,052	20,992	21,494	21,769	192	0.9%	(525)	(2.4)%
Savings	7,491	7,245	7,182	7,165	6,878	246	3.4%	613	8.9%
Money market—domestic	26,575	26,371	26,522	26,233	26,132	204	0.8%	443	1.7%
Money market—foreign	246	256	271	250	249	(10)	(3.9)%	(3)	(1.2)%
Low-cost deposits	90,382	89,670	89,056	88,850	87,283	712	0.8%	3,099	3.6%
Time deposits	7,277	7,618	7,958	8,250	8,500	(341)	(4.5)%	(1,223)	(14.4)%
Total Customer Deposits	97,659	97,288	97,014	97,100	95,783	371	0.4%	1,876	2.0%
Corporate Treasury Deposits
Time deposits	91	200	152	—	—	(109)	(54.5)%	91	NM
Total Deposits	$97,750	$97,488	$97,166	$97,100	$95,783	$262	0.3%	$1,967	2.1%

					As of
End of Period Deposits by Percentage					3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Customer Deposits
Interest-free deposits					35.8%	35.4%	35.1%	34.8%	34.4%
Interest-bearing checking					21.6%	22.3%	21.7%	22.0%	22.4%
Savings					7.9%	7.4%	7.4%	7.4%	7.3%
Money market—domestic					27.1%	26.9%	27.3%	27.2%	27.1%
Money market—foreign					0.3%	0.2%	0.3%	0.3%	0.2%
Low-cost deposits					92.7%	92.2%	91.8%	91.7%	91.4%
Time deposits					7.3%	7.6%	8.0%	8.3%	8.6%
Total Customer Deposits					100.0%	99.8%	99.8%	100.0%	100.0%
Corporate Treasury Deposits
Time deposits					—%	0.2%	0.2%	—%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$17,211	$16,844	$16,952	$16,899	$17,051
Less:
Preferred stock (GAAP)		820	820	836	852	868
Intangible assets (GAAP)		5,124	5,137	5,094	5,084	5,088
Deferred tax liability related to intangibles (GAAP)		(164)	(165)	(168)	(170)	(173)
Tangible common stockholders’ equity (non-GAAP)	A	$11,431	$11,052	$11,190	$11,133	$11,268
Total assets (GAAP)		$125,539	$126,050	$124,789	$121,855	$122,447
Less:
Intangible assets (GAAP)		5,124	5,137	5,094	5,084	5,088
Deferred tax liability related to intangibles (GAAP)		(164)	(165)	(168)	(170)	(173)
Tangible assets (non-GAAP)	B	$120,579	$121,078	$119,863	$116,941	$117,532
Shares outstanding—end of quarter	C	1,275	1,297	1,304	1,331	1,343
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.48%	9.13%	9.34%	9.52%	9.59%
Tangible common book value per share (non-GAAP)	A/C	$8.97	$8.52	$8.58	$8.37	$8.39

($ amounts in millions)		3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$17,211	$16,844	$16,952	$16,899	$17,051
Non-qualifying goodwill and intangibles		(4,947)	(4,958)	(4,913)	(4,902)	(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		(71)	286	41	183	1
Preferred stock (GAAP)		(820)	(820)	(836)	(852)	(868)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,373	$11,352	$11,244	$11,328	$11,274
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$106,320	$106,188	$104,645	$102,479	$101,027
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	10.7%	10.7%	10.8%	11.1%	11.2%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

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Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

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Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

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Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

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Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

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Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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Our ability to obtain a regulatory non-objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

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Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

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Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the liquidity coverage ratio "LCR" rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

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The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges.

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The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The success of our marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

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Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	The risks and uncertainties related to our acquisition and integration of other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2016 Earnings Release

Forward-Looking Statements (Continued)

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Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

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The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

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Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

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Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

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Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

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The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

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Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board ("FASB") or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the Securities and Exchange Commission ("SEC").

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.